UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada	L8P 0A6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 31, 2024, Fusion Pharmaceuticals Inc. (“Fusion”) announced that it obtained a final order from the Ontario Superior Court of Justice (Commercial List) approving the previously announced plan of arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act pursuant to the Arrangement Agreement, dated March 18, 2024 by and among Fusion, AstraZeneca AB (“Parent”) and 15863210 Canada Inc. (“Purchaser”), a wholly-owned subsidiary of Parent.

The Arrangement is subject to customary closing conditions. Subject to the satisfaction of such conditions, the transaction is expected to be completed in the second quarter of 2024. Following closing of the Arrangement, Fusion’s common shares will be delisted from NASDAQ.

A copy of the press release issued by Fusion on May 31, 2024 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc. on May 31, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: May 31, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer